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                                BBN CORPORATION

                                 EXHIBIT 11.1
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE

(000's except per-share data)

                                               Three Months Ended
                                   -------------------------------------------
                                    December 31, 1995      December 31, 1994
                                   --------------------   --------------------
                                                Fully                  Fully
                                    Primary    Diluted     Primary    Diluted
                                   ---------  ---------   ---------  ---------
Weighted average
   shares outstanding                 17,694     17,694      16,819     16,819

Incremental shares from use
   of treasury stock method
   for stock options                   (a)        (a)         (a)        (a)
                                   ---------  ---------   ---------  ---------
Shares used in per-share
   calculations                       17,694     17,694      16,819     16,819
                                   =========  =========   =========  =========

Net income (loss)                  $ (7,890)  $ (7,890)   $ (1,925)  $ (1,925)
                                   =========  =========   =========  =========

Net income (loss) per share        $   (.45)  $   (.45)   $   (.11)  $   (.11)
                                   =========  =========   =========  =========




                                                Six Months Ended
                                   -------------------------------------------
                                    December 31, 1995      December 31, 1994
                                   --------------------   --------------------
                                                Fully                  Fully
                                    Primary    Diluted     Primary    Diluted
                                   ---------  ---------   ---------  ---------

Weighted average
    shares outstanding                17,606     17,606      16,717     16,717

Incremental shares from use
    of treasury stock method
    for stock options                   (a)        (a)         (a)        (a)
                                   ---------  ---------   ---------  ---------
Shares used in per-share
    calculations                      17,606     17,606      16,717     16,717
                                   =========  =========   =========  =========

Net income (loss)                  $(16,541)  $(16,541)   $ (3,733)  $ (3,733)
                                   =========  =========   =========  =========

Net income (loss) per share        $   (.94)  $   (.94)   $   (.22)  $   (.22)
                                   =========  =========   =========  =========

(a) Incremental shares were not used as their effect would be antidilutive.
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